Exhibit 23(a) - Consent of Ernst and Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 15, 2002, with respect to the consolidated financial statements of Golden American Life Insurance Company, included in Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (Form S-1 No. 333-84394) and the related Prospectus of Golden American Life Insurance Company.

Our audits (to which the date of our report is March 15, 2002) also included the financial statement schedules of Golden American Life Insurance Company included in Item 16(b)(2). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                                /s/ Ernst and Young LLP


Atlanta, Georgia
April 24, 2002